Exhibit 10.5
EXECUTION VERSION
STOCKHOLDERS AGREEMENT
     THIS STOCKHOLDERS AGREEMENT (the “Agreement”), dated as of April 15, 2010 (the “Effective Date”), is made by and among Molycorp, Inc., a Delaware corporation (the “Corporation”), and the Persons identified on Schedule 1 attached hereto and any other person who from time to time becomes party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A (collectively, the “Stockholders,” and each individually, a “Stockholder”).
     WHEREAS, the Corporation and each of the Stockholders desire, for their mutual benefit and protection, to enter into this Agreement to set forth their respective rights and obligations with respect to the affairs of the Corporation and the Capital Stock of the Corporation held by the Stockholders.
     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation and the Stockholders hereby covenant and agree with each other as follows:
1. Definitions. The following capitalized terms shall have the meanings set forth below:
     “AAA” shall have the meaning set forth in Section 17(g)(i).
     “AAA Rules” shall have the meaning set forth in Section 17(g)(i).
     “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by, or under direct or indirect common Control, with such Person.
     “Agreement” shall have the meaning set forth in the preamble.
     “Annual Budget” shall have the meaning set forth in Section 16(b)(i).
     “Applicable Ownership Percentage” shall mean, with respect to a Stockholder, the ratio of the number of Applicable Shares held by the Stockholder to the total of all then issued and outstanding Applicable Shares, expressed as a percentage.
     “Applicable Shares” shall mean the shares of Capital Stock other than Excluded Shares.
     “Applicable Stockholder” shall mean a Stockholder holding Applicable Shares.
     “Arbitration Notice” shall have the meaning set forth in Section 17(g)(ii).
     “Associated Businesses” shall have the meaning set forth in Section 12(b)(ii).
     “Board” shall have the meaning set forth in Section 6(a).
     “Business Day” shall mean a day, other than a Saturday or a Sunday, on which commercial banks in New York are not required or permitted under applicable laws or regulations to close.
     “Business Plan” shall have the meaning set forth in Section 16(b)(ii).

     “Capital Stock” shall mean any issued and outstanding shares of Common Stock, preferred stock or other equity securities of the Corporation, including any debt securities convertible into or exchangeable for equity securities of the Corporation, now existing or that may hereafter be issued.
     “Change of Control” shall mean that, with respect to any Person, any other Person or group (within the meaning of Rule 13d-1 under the Exchange Act) that, as of the date hereof, is not the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a Controlling interest in such Person, becomes such a “beneficial owner”, or obtains the right, directly or indirectly, to elect a majority of such Person’s board of directors or other analogous governing body.
     “Class A Common Stock” shall mean the Class A common stock, par value $0.01 per share, of the Corporation.
     “Class B Common Stock” shall mean the Class B common stock, par value $0.01 per share, of the Corporation.
     “Code” shall mean the United States Internal Revenue Code of 1986, as amended and in effect from time to time.
     “Common Stock” shall mean the common stock, par value $0.01 per share, of the Corporation.
     “Compelled Stockholders” shall have the meaning set forth in Section 6(a).
     “Compellors” shall have the meaning set forth in Section 6(a).
     “Competitor of the Corporation” shall mean a Person that both (a) either (i) directly engages in (A) exploring for rare earth elements, (B) developing, mining, milling, processing, marketing, or selling rare earth elements or products derived therefrom, or (C) owning or operating a business relating to the foregoing activities (any of the foregoing, “Competitive Activities”) or (ii) owns a Controlling interest in a Person that meets the specifications of clause (i) and (b) either (i) derived, in its most recently completed fiscal year, greater than $10,000,000 in revenue from the conduct of Competitive Activities or (ii) has, or intends to have, as its principal business activity the conduct of Competitive Activities.
     “Confidential Information” shall have the meaning set forth in Section 12(b)(i).
     “Control” shall mean (a) the ownership, directly or indirectly, of fifty percent (50%) or more of the voting equity share capital of a specific Person or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings.
     “Controlling Shares” shall have the meaning set forth in Section 6(a).
     “Corporation” shall have the meaning set forth in the preamble.
     “Directors” shall have the meaning set forth in Section 9(a).

     “Drag-Along Notice” shall have the meaning set forth in Section 6(b)(i).
     “Drag-Along Offer” shall have the meaning set forth in Section 6(a).
     “Drag-Along Purchaser(s)” shall have the meaning set forth in Section 6(a).
     “Effective Date” shall have the meaning set forth in the preamble.
     “Ending Date” shall have the meaning set forth in Section 7(b).
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time, and any successor statute.
     “Excluded Shares” shall have the meaning set forth in Section 7(c).
     “Exempt Person” shall have the meaning set forth in Section 12(b)(ii).
     “Exercising Stockholder Notice” shall have the meaning set forth in Section 7(a)(ii).
     “Exercising Stockholder Option Period” shall have the meaning set forth in Section 7(a)(iii).
     “Exercising Stockholders” shall have the meaning set forth in Section 7(a)(ii).
     “Final Remaining Issued Shares” shall have the meaning set forth in Section 7(b).
     “First Arbitrator” shall have the meaning set forth in Section 17(g)(iii).
     “Fiscal Year” shall mean the calendar year.
     “Incentive Plan” shall mean any management incentive plan adopted by the Corporation or any subsidiary in accordance with the provisions of this Agreement.
     “Independent Director” shall mean an individual who:
     (a) has not been employed by the Corporation, any Stockholder or any of their respective Affiliates in the past two years;
     (b) is not, and is not affiliated with a Person that is, an advisor or consultant to the Corporation, any Stockholder or any of their respective Affiliates;
     (c) is not affiliated with a significant customer or supplier of the Corporation, any Stockholder or any of their respective Affiliates;
     (d) has no personal service contracts with the Corporation, any Stockholder or any of their respective Affiliates;
     (e) is not a member of the immediate family of an individual who is, or has been during the past five years, employed by the Corporation, any Stockholder or any of their respective Affiliates as an executive officer or in a position of analogous standing;
     (f) is not, nor in the past five years has been, affiliated with or employed by a present or former auditor of the Corporation, any Stockholder or any of their respective Affiliates; and

     (g) is not a controlling person of the Corporation, any Stockholder or any of their respective Affiliates (or member of a group of Persons that collectively exercise effective control over the Corporation, any Stockholder or any of their respective Affiliates) or such person’s brother, sister, parent, grandparent, child, cousin, aunt, uncle, nephew or niece or a spouse, widow, in-law, heir, legatee and successor of any of the foregoing;
and for the purposes of this definition, a person shall be deemed to be “affiliated” with a party if such person (a) has a direct or indirect ownership interest in or (b) is employed by such party; provided, that notwithstanding the foregoing, an individual shall not be excluded from the definition of “Independent Director” solely because such individual is an independent director on the board of directors of a portfolio entity in which a Stockholder or its Affiliates holds an ownership stake; and provided, further, that the Stockholders may, by Unanimous Action, determine that any individual is qualified to serve as an Independent Director, including any individual that does not meet the requirements of this definition.
     “Initial Public Offering” shall mean the first underwritten offering of shares of Common Stock or other equity interests of the Corporation or any successor to the Corporation (whether by way of merger, conversion or the transfer of all or substantially all of the assets of the Corporation), or a parent or subsidiary of the Corporation, as the case may be, registered under the Securities Act pursuant to an effective registration statement.
     “Initial Stockholders” shall mean RCF, Pegasus, Traxys and MP.
     “Interested Transactions” shall have the meaning set forth in Section 10(c)(ii).
     “Issuance Period” shall have the meaning set forth in Section 7(b).
     “Issued Price” shall have the meaning set forth in Section 7(a).
     “Issued Shares” shall have the meaning set forth in Section 7(a).
     “Issued Terms” shall have the meaning set forth in Section 7(a).
     “Marketing Agreement Notice” shall have the meaning set forth in Section 13(b)(i).
     “Material Contract” shall mean any of the following:
     (a) any contract involving potential revenue or expense to the Corporation or any subsidiary of the Corporation, individually or in the aggregate, of $5,000,000 or greater;
     (b) any contract containing covenants that limit the freedom of the Corporation or any subsidiary of the Corporation to compete in any line of business or with any Person or in any area, to engage in any line of business or that establishes any type of exclusivity, “most favored nation” or similar arrangement, or that limits the ability of the Corporation or any subsidiary of the Corporation to hire or solicit for hiring any Person or group of Persons or solicit any Person as a customer or client;
     (c) any contract that in any way grants any Person a right of first offer, first refusal or option to purchase any material assets or properties of the Corporation or any subsidiary of the Corporation; and

     (d) any contract relating to the licensing of any material intellectual property to or from the Corporation or any subsidiary of the Corporation (other than for the licensing of off-the-shelf software) or to the transfer or disposition of any material intellectual property by the Corporation or any subsidiary of the Corporation.
     “Mountain Pass Facility” shall mean the rare earth mine, mill, processing, storage, shipment and related facilities known as the Mountain Pass Mine in unincorporated San Bernardino County near Mountain Pass, California.
     “MP” shall mean MP Rare Company LLC, a Delaware limited liability company.
     “Non-Selling Stockholder Option Period” shall have the meaning set forth in Section 4(c).
     “Non-Selling Stockholders” shall have the meaning set forth in Section 4(b).
     “Offer Notice” shall have the meaning set forth in Section 4(b).
     “Offered Price” shall have the meaning set forth in Section 4(b).
     “Offered Securities” shall have the meaning set forth in Section 7(a).
     “Offered Shares” shall have the meaning set forth in Section 4(b).
     “Offered Terms” shall have the meaning set forth in Section 4(b).
     “Participating Stockholder” shall have the meaning set forth in Section 5(b).
     “Pegasus” shall mean, collectively, PP IV Mountain Pass II, LLC, a Delaware limited liability company, PP IV MP AIV 1, LLC, a Delaware limited liability company, PP IV MP AIV 2, LLC, a Delaware limited liability company, and PP IV MP AIV 3, LLC, a Delaware limited liability company.
     “Percentage Interest” shall mean, with respect to a Stockholder, the ratio of the number of shares of Capital Stock held by the Stockholder to the total of all then issued and outstanding shares of Capital Stock, expressed as a percentage.
     “Permitted Persons” shall have the meaning set forth in Section 13(c).
     “Permitted Transferee” shall have the meaning set forth in Section 8(c).
     “Person” shall mean any individual, partnership, corporation, association, trust, limited liability corporation, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.
     “Petitioner” shall have the meaning set forth in Section 17(g)(iii).
     “Proprietary Identifier” shall have the meaning set forth in Section 12(a)(i).
     “Purchase Period” shall have the meaning set forth in Section 7(a)(i).
     “Purchase Right” shall have the meaning set forth in Section 7(a)(i).

     “Purchase Right Notice” shall have the meaning set forth in Section 7(a).
     “Purchasing Stockholder” shall have the meaning set forth in Section 7(a)(i).
     “RCF” shall mean, collectively, Resource Capital Fund IV, L.P., a Cayman Islands limited partnership, and Resource Capital Fund V, L.P., a Cayman Islands limited partnership.
     “RCF Director” shall have the meaning set forth in Section 9(a)(ii).
     “Remaining Issued Shares” shall have the meaning set forth in Section 7(a)(ii).
     “Representatives” shall have the meaning set forth in Section 12(b)(i).
     “Respondent” shall have the meaning set forth in Section 17(g)(iii).
     “ROFO Ending Date” shall have the meaning set forth in Section 4(f).
     “ROFO Purchasing Stockholder” shall have the meaning set forth in Section 4(c).
     “Second Arbitrator” shall have the meaning set forth in Section 17(g)(iii).
     “Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time, and any successor statute.
     “Selling Stockholder” shall have the meaning set forth in Section 4(b).
     “Simple-Majority Action” shall have the meaning set forth in Section 10(a).
     “Specified Transferee” shall mean with respect to any Stockholder, (a) any Affiliate of such Stockholder (so long as such Affiliate is not a Competitor of the Corporation or any Corporation subsidiary (it being agreed that Traxys’ business operations as they exist as of the date hereof shall not be deemed competitive with the Corporation or any Corporation subsidiary)), (b) such Stockholder’s direct or indirect equityholders, so long as any Transfer to such equityholders is made via a pro rata distribution on the basis of such equityholders’ (direct or indirect) ownership of such Stockholder, (c) with respect to Pegasus, its operating advisors, (d) any Person that is not a Competitor of the Corporation or any Corporation subsidiary that acquires substantially all of the assets of such Stockholder, so long as such Stockholder has, immediately prior to such acquisition, material assets and/or operations other than the shares of Capital Stock and (e) any Person that is not a Competitor of the Corporation or any Corporation subsidiary who, through a merger, consolidation, recapitalization, sale of equity interests or other transaction or series of transactions involving such Stockholder, owns in the surviving entity after the closing a majority of the outstanding equity interests when it did not own a majority of the equity interests in such Stockholder immediately prior to such transaction, so long as such Stockholder or any other Affiliates of such Stockholder involved in such transactions and which such Person controls after the closing had material assets and/or operations other than the shares of Capital Stock immediately prior to such closing.
     “SRO” shall mean a “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act.
     “Stockholder” shall have the meaning set forth in the preamble.

     “Stockholder Group” shall mean, with respect to each Stockholder, such Stockholder together with any Specified Transferees of such Stockholder to whom shares of Capital Stock held by such Stockholder have been Transferred.
     “Substitute Director” shall have the meaning set forth in Section 9(d).
     “Super-Majority Action” shall have the meaning set forth in Section 10(b).
     “Tag-Along Decision Period” shall have the meaning set forth in Section 5(b).
     “Tag-Along Notice” shall have the meaning set forth in Section 5(a).
     “Tag-Along Portion” shall have the meaning set forth in Section 5(b).
     “Tag-Along Price” shall have the meaning set forth in Section 5(a).
     “Tag-Along Shares” shall have the meaning set forth in Section 5(a).
     “Tag-Along Terms” shall have the meaning set forth in Section 5(a).
     “Third Arbitrator” shall have the meaning set forth in Section 17(g)(iii).
     “Third Party MA” shall have the meaning set forth in Section 13(b)(i).
     “Third Party Purchaser” shall have the meaning set forth in Section 5(a).
     “Trade Secrets” shall mean trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), inventions, invention disclosures, discoveries, concepts, ideas, and improvements, whether or not patentable, technical and know-how information, formulations, methods, algorithms, research and development results, compositions, techniques, processes, technical data, designs, drawings, diagrams, specifications, product road maps, and manufacturing, engineering, quality control, testing, operations, logistical, maintenance and other technical information and technology, including databases and data collections and all rights therein, in each case that derives economic value (actual or potential) from not being generally known to other Persons who could obtain economic value from its disclosure.
     “Transfer’’ shall mean, (a) when used as a verb, to sell, transfer, assign, encumber, pledge, hypothecate, grant any right, option, profit participation or other interest in, or otherwise dispose of, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and (b) when used as a noun, a direct or indirect, voluntary or involuntary, sale, transfer, assignment, encumbrance, pledge, hypothecation, grant of any right, option, profit participation or other interest, or other disposition by operation of law or otherwise.
     “Traxys” shall mean TNA Moly Group LLC, a Delaware limited liability company.
     “Traxys Option Period” shall have the meaning set forth in Section 13(b)(ii).
     “Traxys Right of First Refusal” shall have the meaning set forth in Section 13(b).
     “Treasury Regulations” shall mean the regulations promulgated by the United States Department of the Treasury pursuant to the Code.

     “Unanimous Action” shall have the meaning set forth in Section 10(c).
     “Unrestricted Period” shall have the meaning set forth in Section 4(f).
     “Using Stockholder” shall have the meaning set forth in Section 12(a)(i).
2. Restrictions on Transfer. Except as expressly permitted in this Agreement, no Stockholder shall in any way, directly or indirectly (whether by act, omission or operation of law), carry out or permit the Transfer of all or any portion of such Stockholder’s Capital Stock. Any Transfer not expressly permitted herein shall be void and of no effect. Each Stockholder agrees that it shall not take any actions, or permit any actions to be taken by its direct or indirect equity owners, that are intended to circumvent the provisions of this Section 2, including any such actions to effect the indirect Transfer of shares of Capital Stock without being subject to the provisions of this Section 2.
3. Certain Permitted Transfers. Notwithstanding anything to the contrary in Section 2, a Stockholder may Transfer all or a portion of such Stockholder’s Capital Stock (i) to the Corporation, (ii) to a Specified Transferee, or (iii) as permitted by Sections 4, 5 and 6.
4. Right of First Offer.
     (a) Subject to the terms of this Section 4, each Stockholder hereby unconditionally and irrevocably grants to each other Applicable Stockholder a right of first offer to purchase any or all shares of Capital Stock that such Stockholder may propose to Transfer (whether or not as a the result of an unsolicited offer received by such Stockholder), other than to a Specified Transferee of such Stockholder and other than pursuant to a Transfer in accordance with Section 6.
     (b) If a Stockholder desires to Transfer all or a portion of its shares of Capital Stock to any Person other than a Specified Transferee of such Stockholder, and other than in accordance with Section 6, such Stockholder (the “Selling Stockholder”) shall first deliver written notice of its desire to do so (the “Offer Notice”) to the Corporation and each of the other Applicable Stockholders (the “Non-Selling Stockholders”). The Offer Notice must specify: (i) the Selling Stockholder’s bona fide intention to Transfer the shares of Capital Stock; (ii) the number of shares of Capital Stock that the Selling Stockholder proposes to Transfer (the “Offered Shares”); (iii) the proposed consideration per share of Capital Stock (expressed as a value in cash, the “Offered Price”) for which the Selling Stockholder proposes to Transfer the Offered Shares; and (iv) all other material terms and conditions of the proposed transaction (the “Offered Terms”). Each Offer Notice shall constitute an irrevocable offer by the Selling Stockholder to Transfer the Offered Shares in accordance with the Offer Notice and this Section 4.
     (c) Each Non-Selling Stockholder shall have an option, exercisable for a period of fifteen (15) calendar days from the date of delivery of the Offer Notice by such Selling Stockholder (the “Non-Selling Stockholder Option Period”) to purchase all or a portion of the Offered Shares for the Offered Price and on the Offered Terms. Such option shall be exercised by delivery by such Non-Selling Stockholder (a “ROFO Purchasing Stockholder”) of written notice to the Selling Stockholder, which shall state the number of Offered Shares that such ROFO Purchasing Stockholder intends to purchase and shall include a representation letter certifying that such ROFO Purchasing Stockholder is an “accredited investor” within the meaning of Rule 501 under the Securities Act. Any written notice delivered by a ROFO Purchasing Stockholder to the Selling Stockholder exercising the option set forth under this Section 4(c) shall constitute an irrevocable commitment by such ROFO Purchasing Stockholder to purchase up to the maximum number of Offered Shares for which such ROFO Purchasing Stockholder has indicated its intention to purchase in such written notice in accordance with the Offer Notice and this Section 4. Any Non-Selling Stockholder that fails to provide such written notice to the Selling Stockholder prior to the expiration of the Non-Selling Stockholder Option Period shall forfeit its right to purchase any of the Offered Shares.
     (d) In the event that the number of Offered Shares that the ROFO Purchasing Stockholders elect to purchase is greater than the actual number of Offered Shares, then each ROFO Purchasing Stockholder shall be entitled to purchase a pro rata portion of the Offered Shares, equal to the number of Offered Shares multiplied by such ROFO Purchasing Stockholder’s Applicable Ownership Percentage, for the Offered Price and on the Offered Terms.
     (e) The ROFO Purchasing Stockholders shall not have any right to purchase any of the Offered Shares hereunder unless all of the Offered Shares are purchased pursuant to this Section 4. If the ROFO Purchasing Stockholders exercise their options to purchase all of the Offered Shares, each such ROFO Purchasing Stockholder shall, following delivery of written notices to the Selling Stockholder for such election, cooperate with the Selling Stockholder, and the Selling Stockholder shall cooperate with each ROFO Purchasing Stockholder, and each of them shall use commercially reasonable efforts, to consummate the purchase and sale of the Offered Shares that such ROFO Purchasing Stockholder has elected to purchase, as promptly as practicable and, in any event, within thirty (30) calendar days following the end of the Non-Selling Stockholder Option Period (subject to such extensions as are reasonably necessary to obtain any third party approvals, including approvals from governmental entities, as may be necessary to consummate such purchase and sale), for the Offered Price and on the Offered Terms. If the Non-Selling Stockholders do not exercise their options to purchase all of the Offered Shares within the Non-Selling Stockholder Option Period, then all options of the Non-Selling Stockholders to purchase the Offered Shares, whether exercised or not, shall terminate.
     (f) Upon the earlier of (i) the expiration of the Non-Selling Stockholder Option Period in which period the Non-Selling Stockholders do not deliver written notices indicating their intent, in the aggregate, to purchase all of the Offered Shares, and (ii) delivery of written notices to the Selling Stockholder from all the Non-Selling Stockholders indicating their intent, in the aggregate, to purchase less than all of the Offered Shares (the date of such earlier occurrence, the “ROFO Ending Date”), the Selling Stockholder shall have the right, exercisable for a period of ninety (90) calendar days from the ROFO Ending Date (the “Unrestricted Period”), but subject to Section 5, to Transfer all or a portion of the Offered Shares to any Person (but subject to Section 8) for a price per share of Capital Stock that is not less than the Offered Price and on material terms and conditions that are not more favorable to such Person than the Offered Terms; provided, that a Selling Stockholder shall be deemed to have Transferred its Offered Shares during the Unrestricted Period if it, during the Unrestricted Period, has irrevocably entered into a bona fide binding agreement to Transfer the Offered Shares to any Person; provided further, that the closing of such Transfer must occur within sixty (60) calendar days of the execution of such bona fide binding agreement, which period may be extended by the

Selling Stockholder by up to an additional ninety (90) calendar days as required to obtain any required regulatory approvals. If the Selling Stockholder ever wishes to Transfer the Offered Shares, for a price per share of Capital Stock that is less than the Offered Price or on material terms and conditions that are more favorable than the Offered Terms, or if the Selling Stockholder wishes to Transfer the Offered Shares following the expiration of the Unrestricted Period, then the Selling Stockholder shall be required to first comply with this Section 4 anew.
     (g) Notwithstanding anything to the contrary herein, with respect to each Stockholder Group, any notice to be delivered under this Section 4 to members of such Stockholder Group shall be delivered to the applicable Stockholder and it shall be the responsibility of such Stockholder to coordinate the participation of the members of its Stockholder Group with respect to the procedures set forth in this Section 4. For the sake of clarity, all references in this Section 4 to a Stockholder shall, when referring to members of a Stockholder Group, refer to all members of such group as one. Accordingly, all notifications to be made pursuant to this Section 4 shall be delivered to and sent by each Stockholder on behalf of its Stockholder Group.
     (h) Each Non-Selling Stockholder may assign its rights under this Section 4 to the Corporation with respect to any particular Offer Notice.
     (i) This Section 4 shall not apply to Transfers of shares of Common Stock made pursuant to the Initial Public Offering.
5. Tag-Along Right.
     (a) If, after giving effect to the right of first offer of the Non-Selling Stockholders set forth under Section 4 and nevertheless subject to Section 4(f), the Selling Stockholder (or, if it acted together with its Specified Transferees pursuant to Section 4, such Selling Stockholder together with its Specified Transferees) intends to Transfer shares of Capital Stock, in an amount that equals or exceeds twenty percent (20%) or more of the then outstanding Applicable Shares, to any Person other than a Specified Transferee (the “Third Party Purchaser”) during the Unrestricted Period (except in the event the Selling Stockholder(s) exercises its right, if applicable, under Section 6), the Selling Stockholder shall, on behalf of itself and its Specified Transferees, first deliver written notice of such intent (the “Tag-Along Notice”) to each of the Non-Selling Stockholders. The Tag-Along Notice must specify: (i) the number of Offered Shares that the Third Party Purchaser shall purchase (the “Tag-Along Shares”); (ii) the consideration per share of Capital Stock to be paid by the Third Party Purchaser for the Tag-Along Shares (expressed as a value in cash, the “Tag-Along Price”); and (iii) all other material terms and conditions for the proposed transaction (the “Tag-Along Terms”).
     (b) Each Non-Selling Stockholder shall have the option, exercisable for a period of five (5) calendar days following delivery of the Tag-Along Notice (the “Tag-Along Decision Period”) by written notice to the Selling Stockholder, to sell a number of its shares of Capital Stock up to its Tag-Along Portion to the Third Party Purchaser for the Tag-Along Price and on the Tag-Along Terms. Any written notice delivered by such a Non-Selling Stockholder (a “Participating Stockholder”) to the Selling Stockholder exercising the option set forth under this Section 5(b) shall constitute an irrevocable commitment by such Non-Selling Stockholder to sell the number of shares of Capital Stock (up to its Tag-Along Portion) for which such Non-Selling Stockholder has indicated its intention to sell in such written notice in accordance with the Tag-Along Notice and this Section 5(b). For purposes of this Agreement, “Tag-Along

Portion” shall mean, with respect to any Participating Stockholder, a pro rata portion of the Tag-Along Shares equal to the number of Tag-Along Shares multiplied by such Participating Stockholder’s Applicable Ownership Percentage.
     (c) Upon the earlier of (i) the expiration of the Tag-Along Decision Period or (ii) delivery of written notices to the Selling Stockholder from all the Non-Selling Stockholders responding to the Tag-Along Notice, the Selling Stockholder shall have the right to Transfer an amount equal to the Tag-Along Shares minus the number of shares of Capital Stock with respect to which Participating Stockholders elected to participate in the sale pursuant to this Section 5, subject to compliance with Section 8.
     (d) Each Participating Stockholder that elects, pursuant to this Section 5, to sell its shares of Capital Stock to the Third Party Purchaser shall, following delivery of written notice to the Selling Stockholder indicating such election, cooperate with the Selling Stockholder, and the Selling Stockholder shall cooperate with such Participating Stockholder, and each of them shall use commercially reasonable efforts, to cause the shares of Capital Stock of the Selling Stockholder and all the Participating Stockholders, representing altogether the Tag-Along Shares, to be sold to the Third Party Purchaser, as promptly as practicable, for the Tag-Along Price and on the Tag-Along Terms. If the Third Party Purchaser is unwilling to purchase from a Participating Stockholder the shares of Capital Stock such Participating Stockholder has elected to sell as contemplated hereby, then the Selling Stockholder shall not sell any of its shares of Capital Stock to the Third Party Purchaser unless the Selling Stockholder purchases from such Participating Stockholder, at the Tag-Along Price and on terms equivalent to the Tag-Along Terms, at the same time all of such shares of Capital Stock.
     (e) Notwithstanding anything to the contrary herein, with respect to each Stockholder Group, any notice to be delivered under this Section 5 to members of such Stockholder Group shall be delivered to the applicable Stockholder and it shall be the responsibility of such Stockholder to coordinate the participation of the members of its Stockholder Group with respect to the procedures set forth in this Section 5. For the sake of clarity, all references in this Section 5 to a Stockholder shall, when referring to members of a Stockholder Group, refer to all members of such group as one. Accordingly, all notifications to be made pursuant to this Section 5 shall be delivered to and sent by each Stockholder on behalf of its Stockholder Group.
     (f) This Section 5 shall not apply to Transfers of shares of Common Stock made pursuant to the Initial Public Offering.
6. Drag-Along Right.
     (a) Subject to the terms of Section 8(b) and notwithstanding the requirements that would otherwise apply pursuant to Section 8(c), if any one or more Stockholders (the “Compellors”) shall, in any transaction or series of related transactions, directly or indirectly, propose to sell for value in the aggregate at least seventy-six percent (76%) of the then outstanding Applicable Shares (the “Controlling Shares”) to a third party or parties (the “Drag-Along Purchaser(s)”) other than Specified Transferees of such Compellors (the “Drag-Along Offer”), the provisions set forth in this Section 6 shall apply at the option of the Compellors. The Compellors may, at their option, require all of the other Stockholders, including any Permitted Transferees thereof (the “Compelled Stockholders”), to sell all shares of Capital Stock owned or held by them (or, if the Compellors are not selling all of the shares of

Capital Stock owned by the Compellors, then the same portion of the shares of Capital Stock owned or held by the Compelled Stockholders as the Compellors are selling) to such Drag-Along Purchaser(s) for the same consideration (or, if there is a choice as to the form of consideration, then each Compelled Stockholder shall have the same choice as the Compellors, provided that, in the event that any securities are part of the consideration payable, any Stockholder that is not an “accredited investor” within the meaning of Rule 501 under the Securities Act may, in the sole discretion of the Board of Directors of the Corporation (the “Board”), receive, and hereby agrees to accept, in lieu of securities, cash consideration with an equivalent value to such securities as reasonably determined by the Board) and otherwise on the same terms and conditions upon which the Compellors sell their shares of Capital Stock, subject to this Section 6.
     (b) (i) The Compellors shall provide a written notice (the “Drag-Along Notice”) of such Drag-Along Offer to each of the Compelled Stockholders, with a copy to the Corporation, not later than the day after the date of acceptance of the Drag-Along Offer by the Drag-Along Purchaser(s). The Drag-Along Notice shall contain written notice of the exercise of the rights of the Compellors pursuant to Section 6(a) setting forth the consideration to be paid by the Drag-Along Purchaser(s) and all other material terms and conditions of the Drag-Along Offer, as well as a copy of the Drag-Along Offer, and definitive documentation of the transaction, if available. Within ten (10) Business Days following the date the Drag-Along Notice is given, each of the Compelled Stockholders shall deliver to the Compellors a special irrevocable power-of-attorney authorizing the Compellors, on behalf of such Compelled Stockholder, to sell or otherwise dispose of such shares of Capital Stock pursuant to the terms of the Drag-Along Offer and to take all such actions as shall be necessary or appropriate in order to consummate such sale or disposition.
          (ii) Promptly after the consummation of the sale of shares of Capital Stock of the Compellors and the Compelled Stockholders to the Drag-Along Purchaser(s) pursuant to the Drag-Along Offer, but in no event more than two (2) Business Days thereafter, the Compellors shall remit to the Compelled Stockholders the total sales price of the shares of Capital Stock of the Compelled Stockholders sold pursuant thereto less a pro rata portion of the expenses (including reasonable legal expenses) incurred by the Compellors in connection with such sale.
          (iii) If, at the end of the 180-day period following the giving of the Drag-Along Notice, the Compellors shall not have completed the sale of all the Controlling Shares and the shares of Capital Stock of the Compelled Stockholders, then no Stockholder shall have any obligation with respect to such Drag-Along Offer; provided, that the provisions of this Section 6 shall apply to any subsequent Drag-Along Offer.
          (iv) Except as expressly provided in this Section 6, the Compellors shall have no obligation to any Compelled Stockholder with respect to the sale or other disposition of any shares of Capital Stock owned by the Compelled Stockholder, and in particular, the Compellors shall have no obligation to any Compelled Stockholder to consummate any Drag Along Offer (it being understood that any and all such decisions shall be made by the Compellors in their sole discretion). In the event that the Drag-Along Offer is not consummated by the Compellors, the Compelled Stockholders shall not be entitled to sell or otherwise dispose of shares of Capital Stock directly to any third party or parties pursuant to such Drag-Along Offer (it being understood that all such sales and other dispositions shall be made only on the terms and pursuant to the procedures set forth in Sections 3, 4, 5, 6, 7 and 8).

     (c) In furtherance of, and not in limitation of the foregoing, in connection with any compelled sale, each Stockholder will (i) raise no objections in its capacity as a stockholder of the Corporation, will consent to, vote for and raise no objections to such transaction or the process pursuant to which it was arranged, and waive dissenting rights, if any, and (ii) execute all documents containing such terms and conditions as those executed by other Stockholders that are reasonably necessary to effect the transaction; provided, however, that (A) no Compelled Stockholder shall be required to enter into a non-compete or non-solicitation or no-hire provision, a provision providing for the licensing of intellectual property or the delivery of any products or services, or any other provision that is not a strictly financial term related directly to the sale of the shares of Capital Stock, (B) the liability of the Stockholders is several and not joint, (C) no Compelled Stockholder shall have any liability for any breaches of the representations, warranties or covenants of any other Stockholder, (D) any obligations and/or liabilities of Compelled Stockholders under the agreement governing such transaction and any related escrow agreement shall be borne pro rata among such Stockholders based on the proceeds and assets payable to such Stockholders in such transaction (other than any such obligations that relate specifically to a particular Stockholder’s shares of Capital Stock, which obligations shall be borne solely by such Stockholder) and shall in no event exceed the actual proceeds and assets received by such Compelled Stockholder in such transaction, (E) no Compelled Stockholder shall be required to make any representations or warranties or covenants in connection with such transaction except with respect to (1) such Compelled Stockholder’s ownership of its shares of Capital Stock, (2) subject to the provisions of clauses (B) and (C) above, customary security holder indemnities for breaches of representations, warranties and covenants, (3) such Compelled Stockholder’s ability to convey title to its shares of Capital Stock free and clear of liens, (4) such Compelled Stockholder’s ability to enter in the transaction and such Compelled Stockholder’s power and organization and (5) customary and reasonable covenants regarding confidentiality, publicity and similar matters and (F) if any Stockholder is given an option as to the form of consideration to be received, all other Stockholders shall be given the same option on the same terms; provided that, in the event that any securities are part of the consideration payable, each Stockholder that is not an “accredited investor” within the meaning of Rule 501 under the Securities Act may, in the sole discretion of the Board, receive, and hereby agrees to accept, in lieu of securities, cash consideration with an equivalent value to such securities as reasonably determined by the Board.
     (d) Notwithstanding anything in this Section 6 to the contrary, if the Compellors or any of their respective Representatives, directly or indirectly, receive any consideration from the Drag-Along Purchaser(s) or any of its Affiliates in connection with a compelled sale other than the consideration that is received by all the Stockholders on a pro rata basis as part of the compelled sale, then the Compellors shall cause each of the Compelled Stockholders to receive their pro rata share, determined by reference to the respective amounts of consideration otherwise payable to each Stockholder (including the Compellors) as part of the compelled sale, of such consideration.
     (e) This Section 6 shall not apply to Transfers of shares of Common Stock made pursuant to the Initial Public Offering.

7. Preemptive Rights.
     (a) If the Corporation (or any of its subsidiaries) proposes to issue or sell any shares of Capital Stock or other equity securities (including any securities exchangeable or exercisable for, or convertible into, shares of Capital Stock or other equity securities), other than Excluded Shares, (collectively, “Offered Securities”), which proposal has been approved by the Stockholders as a Super-Majority Action, the Corporation shall first deliver written notice of its proposal to do so (the “Purchase Right Notice”) to each of the Applicable Stockholders. The Purchase Right Notice must: (i) identify the name and address of each Person (if known) to which the Corporation or such subsidiary proposes to issue or sell Offered Securities; (ii) specify the number of Offered Securities (other than Excluded Shares) that the Corporation or such subsidiary proposes to issue or sell (the “Issued Shares”); (iii) describe the consideration per Offered Security for the Issued Shares (expressed as a value in cash, the “Issued Price”); (iv) describe the material terms and conditions upon which the Corporation or such Subsidiary proposes to issue or sell the Issued Shares (the “Issued Terms”); and (v) irrevocably offer to issue or sell to each Applicable Stockholder any number of Issued Shares of Capital Stock up to a pro rata portion of the Issued Shares, based on their Applicable Ownership Percentages, for the Issued Price and on the Issued Terms and in accordance with this Section 7(a).
          (i) Each Applicable Stockholder shall have an option, exercisable for a period of fifteen (15) calendar days from the date of delivery of the Purchase Right Notice (the “Purchase Period”), to purchase a pro rata portion of the Issued Shares equal to the number of Issued Shares multiplied by such Stockholder’s Applicable Ownership Percentage, for the Issued Price and on the Issued Terms (the “Purchase Right”). The Purchase Right shall be exercised by delivery by such Stockholder (a “Purchasing Stockholder”) of written notice to the Corporation, which shall state the number of Issued Shares to be purchased by such Purchasing Stockholder and shall include a representation letter certifying that such Purchasing Stockholder is an “accredited investor” within the meaning of Rule 501 under the Securities Act. Any written notice delivered by a Purchasing Stockholder to the Corporation exercising the option set forth under this Section 7(a)(i) shall constitute an irrevocable commitment by such Purchasing Stockholder to purchase the number of Issued Shares specified in such written notice in accordance with the Purchase Right Notice and this Section 7. The failure of a Stockholder to timely deliver the notice hereunder shall be deemed a waiver of such Stockholder’s right to purchase the Issued Shares.
          (ii) If the options to purchase the Issued Shares have been exercised by some, but not all of the Stockholders by the end of the Purchase Period, then, immediately after the Purchase Period, the Corporation shall deliver written notice to those Purchasing Stockholders (the “Exercising Stockholders”) who fully exercised their Purchase Rights (the “Exercising Stockholder Notice”) specifying the number, if any, of Issued Shares that have not been purchased by the Stockholders (the “Remaining Issued Shares”).
          (iii) Each Exercising Stockholder shall have an option, exercisable for a period of five (5) calendar days from the date of delivery of the Exercising Stockholder Notice (the “Exercising Stockholder Option Period”) to elect to purchase all or a portion of the Remaining Issued Shares for the Issued Price and on the Issued Terms. Such option shall be exercised by delivery by such Exercising Stockholder of written notice to the Corporation, which shall state the number of Remaining Issued Shares that such Exercising Stockholder intends to purchase and shall include a written notice containing the same information as described in Section 7(a)(i). Any Exercising Stockholder that fails to provide such written notice to the Corporation prior to the expiration of the Exercising Stockholder Option Period shall forfeit its right to purchase any of the Remaining Issued Shares.
          (iv) In the event that the number of Remaining Issued Shares that the Exercising Stockholders elect to purchase is greater than the actual number of Remaining Issued Shares, then each Exercising Stockholder shall be entitled to purchase a pro rata portion of the Remaining Issued Shares, equal to the number of Remaining Issued Shares multiplied by such Exercising Stockholder’s Applicable Ownership Percentage, for the Issued Price and on the Issued Terms.
          (v) Each Purchasing Stockholder shall purchase from the Corporation, and the Corporation shall issue or sell to such Purchasing Stockholder, the number of Issued Shares that such Purchasing Stockholder elected to purchase in accordance with this Section 7 (including in its capacity as an Exercising Stockholder) for the Issued Price and on the Issued Terms on (A) the date of the closing of the issuance of the Issued Shares described in the Purchase Right Notice delivered by the Corporation pursuant to this Section 7(a) or (B) such other date as may be agreed in writing by the Corporation and such Purchasing Stockholder.
          (vi) If a Stockholder does not exercise its Purchase Right during the Purchase Period, then such Stockholder’s Purchase Right with respect to such Issued Shares shall terminate.
     (b) Upon the earlier of (i) the expiration of the Exercising Stockholder Option Period or, if Section 7(a)(iii) above does not apply, the expiration of the Purchase Period, and (ii) delivery of written notices to the Corporation from all the Applicable Stockholders indicating their intent, in the aggregate, to purchase less than all of the Issued Shares (the date of such earlier occurrence, the “Ending Date”), the Corporation shall have the right, exercisable for a period of ninety (90) calendar days from the Ending Date (the “Issuance Period”), to issue or sell all or a portion of the Issued Shares that the Applicable Stockholders have elected not to purchase (the “Final Remaining Issued Shares”) to any Person for a price per share of Capital Stock that is not less than the Issued Price and on material terms and conditions that are not more favorable to such other Person than the Issued Terms; provided, that the Corporation shall be deemed to have issued or sold the Final Remaining Issued Shares during the Issuance Period if it, during the Issuance Period, has irrevocably entered into a bona fide binding agreement to issue or sell the Final Remaining Issued Shares to any Person; provided further, that the closing of such Transfer must occur within sixty (60) calendar days of the execution of such bona fide binding agreement, which period may be extended by the Corporation by up to an additional sixty (60) calendar days as required to obtain regulatory approvals. If the Corporation ever wishes to issue or sell the Final Remaining Issued Shares for a price per share of Capital Stock that is less than the Issued Price or on material terms and conditions that are more favorable to the purchaser than the Issued Terms, or if the Corporation wishes to issue or sell the Final Remaining Issued Shares following the expiration of the Issuance Period, the Corporation shall be required first to comply with this Section 7 anew.
     (c) The Purchase Rights established by this Section 7 shall have no application to any of the following Offered Securities (collectively, the “Excluded Shares”):

          (i) shares of Capital Stock issued in connection with any share split, share dividend, share division or recapitalization by the Corporation, pursuant to which all holders of shares of Capital Stock are treated similarly;
          (ii) shares of Capital Stock, options to purchase shares of Capital Stock or other equity interests of the Corporation in connection with an Incentive Plan approved by the Stockholders as a Simple-Majority Action pursuant to Section 10(a)(ix) or a Super-Majority Action pursuant to Section 10(b)(xiii), or shares of Common Stock issuable upon conversion of Class A Common Stock and Class B Common Stock;
          (iii) equity securities of any subsidiary of the Corporation issued to the Corporation or any wholly owned subsidiary of the Corporation; and
          (iv) shares of capital stock or other equity securities issued for consideration other than cash in connection with business acquisitions, mergers or strategic partnerships or alliances approved by the Stockholders as a Super-Majority Action pursuant to Section 10(b)(i) or Section 10(b)(iii), as the case may be.
     (d) Notwithstanding anything to the contrary herein, with respect to each Stockholder Group, any notice to be delivered under this Section 7 to members of such Stockholder Group shall be delivered to the applicable Stockholder and it shall be the responsibility of such Stockholder to coordinate the participation of the members of its Stockholder Group with respect to the procedures set forth in this Section 7. For the sake of clarity, all references in this Section 7 to a Stockholder shall, when referring to members of a Stockholder Group, refer to all members of such group as one. Accordingly, all notifications to be made pursuant to this Section 7 shall be delivered to and sent by each Stockholder on behalf of its Stockholder Group.
     (e) This Section 7 shall not apply to Transfers of shares of Common Stock made pursuant to the Initial Public Offering, including the issuance of shares of Common Stock by the Corporation.
8.	General Restrictions on Transfer.
     (a) Notwithstanding anything to the contrary contained in this Agreement, no Transfer of shares of Capital Stock by a Stockholder or issuance of shares of Capital Stock by the Corporation shall be made if such Transfer or issuance is to a Person who is (A) a Competitor of the Corporation or any subsidiary thereof, (B) a customer of the Corporation or any subsidiary, or (C) a rare earth trading house; provided, that the Corporation and the Stockholders agree that Traxys’ business operations as they exist as of the date hereof shall not be deemed competitive with the Corporation or any subsidiary. Subject to this Section 8(a) and the remainder of this Section 8, Stockholders may Transfer shares of Capital Stock to their Specified Transferees.
     (b) Notwithstanding anything to the contrary contained in this Agreement, no Transfer of shares of Capital Stock by a Stockholder or issuance of shares of Capital Stock by the Corporation shall be made if such Transfer or issuance (A) would violate any state or federal securities laws, (B) would require the Corporation to register as an investment company under the Investment Company Act, (C) would require the Corporation to register as an investment adviser under state or federal securities laws, or (D) other than in connection with the Initial

Public Offering, would require the Corporation to register any of its securities under Section 12 of the Exchange Act.
     (c) Notwithstanding anything to the contrary contained in this Agreement, no Stockholder may Transfer any shares of Capital Stock to a transferee as permitted by this Agreement (a “Permitted Transferee”), unless such Permitted Transferee (other than a Permitted Transferee that purchases shares of Capital Stock in connection with a compelled sale pursuant to Section 6) agrees to execute a Joinder Agreement in substantially the form attached hereto as Exhibit A.
     (d) Additional shares of Capital Stock may be issued to Persons other than members of a Stockholder Group only if approved by the Stockholders as a Super-Majority Action pursuant to Section 10(b)(v).
     (e) Indirect Transfers of Shares. Each Stockholder agrees that it shall not take any actions, or permit any actions to be taken by its direct or indirect equity owners, that are intended to circumvent the provisions of Sections 4, 5, 6, 7 and 8 including any such actions to effect the indirect Transfer of shares of Capital Stock without being subject to the provisions of Sections 4, 5, 6, 7 and 8.
9. Board of Directors.
     (a) Nomination Rights. Subject to this Section 9(a), Section 9(b) and Section 10(b)(vi), each party shall take all action within its respective power, including the voting of its shares of Capital Stock or execution of consents, required to set the number of Directors on the Corporation’s Board at nine (9) and to cause the election of the following natural persons to the Board as Directors of the Corporation (the “Directors”) who have been nominated by this Section 9(a):
          (i) As of the date of this Agreement, RCF shall be entitled to nominate two (2) Directors, and Pegasus and Traxys shall be entitled to nominate one (1) Director each.
          (ii) For as long as RCF (together with its Specified Transferees) maintains an Applicable Ownership Percentage of at least twenty percent (20%), it shall have the right to nominate two (2) Directors (each, an “RCF Director”). If the Applicable Ownership Percentage of RCF (together with its Specified Transferees) is less than twenty percent (20%) but at least ten percent (10%), RCF shall have the right to nominate one (1) RCF Director and the number of directors shall be decreased by one (1) if an Independent Director has not been appointed in his or her place. If the Applicable Ownership Percentage of RCF (together with its Specified Transferees) falls below twenty percent (20%) but is at least ten percent (10%), one of such two (2) Directors will be deemed immediately to have been removed from the Board; provided, that RCF shall designate which Director is so removed. If the Applicable Ownership Percentage of RCF (together with its Specified Transferees) falls below ten percent (10%), the then remaining RCF Director shall be deemed immediately to have been removed from the Board and the number of directors shall be decreased by one (1).
          (iii) For as long as Pegasus (together with its Specified Transferees) maintains an Applicable Ownership Percentage of at least ten percent (10%), it shall have the right to nominate one (1) Director. If the Applicable Ownership Percentage of Pegasus (together with its

Specified Transferees) falls below ten percent (10%), the Director nominated by Pegasus shall be deemed immediately to have been removed from the Board and the number of directors shall be decreased by one (1).
          (iv) For as long as Traxys and MP (together with their Specified Transferees) maintain an aggregate Applicable Ownership Percentage of at least five percent (5%), Traxys shall have the right to nominate one (1) Director. If the aggregate Applicable Ownership Percentage of Traxys and MP (together with their Specified Transferees) falls below five percent (5%), the Director nominated by Traxys shall be deemed immediately to have been removed from the Board and the number of directors shall be decreased by one (1).
          (v) Subject to Section 9(a)(vi), the individuals nominated as of the Effective Date by RCF to be the RCF Directors, by Pegasus to be its Director and by Traxys to be its Director are set forth on Exhibit B attached hereto.
          (vi) Unless a majority of the Directors appointed pursuant to this Section 9(a) decide that a particular Chief Executive Officer of the Corporation should not serve as a Director, the Chief Executive Officer of the Corporation shall serve at all times as a Director.
     (b) If any of RCF, Pegasus or Traxys decline to nominate a Director to which they are entitled under Section 9(a), the size of the Board shall be reduced by the number of director positions for which no nomination has been made until such time as a nomination is made by such Stockholder.
     (c) Observer Rights. Each of RCF and Pegasus, for so long as it (together with its Specified Transferees) maintains an Applicable Ownership Percentage of at least five percent (5%), may elect to designate, and Traxys, for so long as Traxys and MP (together with their Specified Transferees) maintain an aggregate Applicable Ownership Percentage of at least five percent (5%), may elect to designate, in each case by written notice to the Corporation, a non-director representative to attend all meetings of the Board in a non-voting observer capacity. In this respect, the Corporation shall give such representatives copies of all notices, minutes, consents, and other materials that it provides to its Directors at the same time and in the same manner as provided to such Directors. Such a representative shall be permitted to disclose any information learned thereby to the Stockholder which appointed such representative and such Stockholder’s Affiliates for purposes of managing such Stockholder’s investment in the Corporation.
     (d) Each Director, other than the Chief Executive Officer of the Corporation and other than each Independent Director, shall serve solely in the discretion of the Stockholder that nominated such Director, and subject to the terms of Section 9(a) and this Section 9(d), may be removed only by such Stockholder, in the discretion of such Stockholder from time to time. Each Stockholder shall notify the Corporation and the other Stockholders in writing of its nomination of any individual to serve as a Director (other than those individuals nominated on Exhibit B as of the Effective Date, notice of which is hereby acknowledged by each Stockholder) or the removal of an individual as a Director, or if it intends not to nominate an individual to fill a designated Director position. Notwithstanding anything in the foregoing to the contrary, the Board shall have the right to remove any Director nominated by a Stockholder, upon the unanimous vote of all Directors other than those nominated by such Stockholder, in the event that such Director has materially violated any material provision of this Agreement, the Act or any federal or state securities law. A Stockholder whose nominated Director is removed pursuant to this Section 9(d) shall, subject to the terms of Section 9(a), have the right to nominate a replacement for such removed Director (such person, a “Substitute Director”). Each party agrees to take all action within its power, including (i) requesting its respective director nominees, as the first order of business at the first meeting of the Board after a Substitute Director has been duly nominated, to vote to elect any designated substitute Director as a director in place of a Director who has been removed and (ii) if necessary, voting its Capital Stock or executing consents to cause the election of such Substitute Director as soon as practicable following his or her nomination.
     (e) In the event that a Director is unable to attend or participate in any meeting of the Board or any committee thereof, the Stockholder that nominated such Director may appoint an alternate to attend such meetings and to participate in the deliberations of such meetings. Such alternate will be permitted to vote on behalf of the absent Director and will be considered an attendee of any meetings for the purposes of constituting a quorum.
     (f) An RCF Director (as designated by RCF), for so long as RCF has the right to nominate a Director, shall serve as the chairman of the Board.
10. Approval of Significant Actions.
     (a) In addition to requiring the approval of the Board, the following actions shall require the written approval of Stockholders holding, in the aggregate, at least a fifty-one percent (51%) Applicable Ownership Percentage (each, a “Simple-Majority Action”) (and to the extent any such provision below applies to any of the Corporation’s subsidiaries, the Corporation shall ensure that no such action is taken by any such subsidiary without such approval):
          (i) undertaking an Initial Public Offering;
          (ii) the issuance of capital stock, other than the issuance of Excluded Shares;
          (iii) incurrence or issuance of any indebtedness by the Corporation or any subsidiary of the Corporation, individually or in the aggregate, in excess of $10,000,000, and the granting of liens, guarantees or negative pledges, including refinancing or replacement or any of the foregoing;
          (iv) payment of distributions by the Corporation or any subsidiary of the Corporation or redemption or acquisition of any shares of Capital Stock or any equity interests in any subsidiary of the Corporation (other than from executives or Independent Directors of the Corporation or any of its subsidiaries in accordance with any Incentive Plan);
          (v) entry by the Corporation or any subsidiary of the Corporation into, or any material change to, any Material Contract;
          (vi) adoption of the annual Business Plan of the Corporation, any material change to such annual Business Plan, the adoption of an Annual Budget of the Corporation and any variance from the Annual Budget in excess of $10,000,000 in the aggregate;

          (vii) initiation or settlement of any litigation, arbitration or regulatory action involving the Corporation or any subsidiary of the Corporation that involves more than $10,000,000 or that would otherwise reasonably be expected to have a material adverse effect on the business or operations of the Corporation and its subsidiaries, taken as a whole;
          (viii) the hiring or termination of any member of the Corporation’s or any of its subsidiary’s senior management or other key employees, and any change to the compensation payable to, or other benefits provided to, such members of senior management and other key employees, other than changes contemplated by and provided for in the Annual Budget; and
          (ix) the creation or adoption of any Incentive Plan and any material change to any Incentive Plan, and provided, that a Simple-Majority Action may only approve an Incentive Plan or a change to an Incentive Plan that results in no more than ten percent (10%) of the Corporation’s or a subsidiary’s equity interests on a fully-diluted basis (treating as having been exercised or converted all options, warrants or other convertible securities) being available, in the aggregate, under the Corporation’s or any subsidiary’s, as applicable, Incentive Plans.
     (b) In addition to requiring the approval of the Board, the following actions shall require the written approval of Stockholders holding, in the aggregate, at least a seventy-six percent (76%) Applicable Ownership Percentage (each, a “Super-Majority Action”) (and to the extent any such provision below applies to any of the Corporation’s subsidiaries, the Corporation shall ensure that no such action is taken by any such subsidiary without such approval):
          (i) entry by the Corporation or any subsidiary of the Corporation into an agreement for any (A) reorganization, consolidation or merger (other than the merger of a wholly owned subsidiary of the Corporation into the Corporation or with another wholly owned subsidiary of the Corporation, to the extent such merger would be tax-free for U.S. federal income tax purposes); (B) other transaction pursuant to which any Person (other than the Corporation or another wholly owned subsidiary of the Corporation) acquires at least a majority of the outstanding voting stock of the Person surviving such transaction, (C) sale, conveyance, lease or grant of exclusivity with respect to any license that is material to the business, assets, financial condition or prospects of the Corporation and its subsidiaries taken as a whole, or other disposition or acquisition of any asset material to the Corporation and its subsidiaries taken as a whole (other than sales of assets in the ordinary course of business), (D) distribution or payment to any subsidiary of the Corporation (other than to wholly owned subsidiaries of the Corporation) or to any holder of capital stock of any subsidiary of the Corporation, other than a distribution or payment to the Corporation or wholly owned subsidiaries of the Corporation, or (E) issuance of capital stock of any subsidiary of the Corporation, other than an issuance to the Corporation or one or more of its wholly owned subsidiaries (other than, with respect to clauses (A) and (E) of this Section 10(b)(i), when incident to an Initial Public Offering, in which case Section 10(a)(i) shall apply;
          (ii) any acquisition by the Corporation or any subsidiary of the Corporation of any business (whether by stock or asset purchase, merger, consolidation or otherwise);
          (iii) entry by the Corporation or any subsidiary of the Corporation into a joint venture, partnership or similar alliance;

          (iv) amendment of the Corporation’s certificate of incorporation, bylaws or this Agreement or any similar document of any subsidiary of the Corporation (subject to Section 17(b) and provided that any amendment which materially and adversely affects the material rights of a Stockholder disproportionately to the other Stockholders shall also require the consent of such disproportionately affected Stockholder, which consent may be withheld or conditioned in such Stockholder’s sole discretion);
          (v) issuance to a third party (other than to a director, an employee or another service provider pursuant to an Incentive Plan) who is not then a Stockholder of shares of Capital Stock or other equity interests in the Corporation or rights to purchase or obtain shares of Capital Stock or any equity securities in the Corporation or any issuance of equity interests in a subsidiary of the Corporation;
          (vi) increase or decrease in size of Board, except as provided in Section 9;
          (vii) selection or replacement of the independent auditor or any material change in accounting policies and principles, or internal control procedures, other than those mandated by generally accepted accounting principles in the United States; and
          (viii) the creation or adoption of any Incentive Plan and any material change to any Incentive Plan that results in more than ten percent (10%) of the Corporation’s equity interests on a fully-diluted basis (treating as having been exercised or converted all options, warrants or other convertible securities) being available, in the aggregate, under the Corporation’s Incentive Plans.
If a transaction described in Section 10(b)(i)(A), 10(b)(i)(B) or 10(b)(i)(C) above is so approved, each Stockholder will (i) consent to, vote for and raise no objections to such transaction or the process pursuant to which it was arranged, (ii) waive dissenting rights, if any, (iii) agree to sell all of its shares of Capital Stock (if a share sale) and (iv) execute such other documents and take such other actions (including transferring its equity interests) as are reasonably required to effect such transaction; provided, however, that the proviso in Section 6(c) shall apply to these obligations mutatis mutandis.
     (c) In addition to requiring the approval of the Board, the following actions shall require the written approval of each of RCF, Pegasus and Traxys (each, a “Unanimous Action”) (and to the extent any such provision below applies to any of the Corporation’s subsidiaries, the Corporation shall ensure that no such action is taken by any such subsidiary without such approval); provided, that if there is a Change of Control of any of RCF or Pegasus or if any such Stockholder (together with its Specified Transferees) ceases to hold at least a twenty percent (20%) Applicable Ownership Percentage, then the vote of such Stockholder shall no longer be required in connection with the approval of a Unanimous Action; provided, further, that if there is a Change of Control of Traxys (which Change of Control results in a Competitor of the Corporation Controlling Traxys) or Traxys and MP (together with their Specified Transferees) cease to hold in the aggregate at least a five percent (5%) Applicable Ownership Percentage, then the vote of Traxys shall no longer be required in connection with the approval of a Unanimous Action; and provided, further, that if only one such Stockholder retains its approval right at the time of a Unanimous Action, then only that Stockholder’s approval will be required:

          (i) change to, or entry into any new, lines of business or engaging in any business activity, in each case by the Corporation or any subsidiary of the Corporation, other than the development and production of the Mountain Pass Facility and matters ancillary thereto;
          (ii) any transaction or agreement between, on the one hand, the Corporation or any of its subsidiaries, and on the other hand, any officer or director of the Corporation or any subsidiary of the Corporation, any Stockholder, any Affiliate of a Stockholder, any of their respective stockholders, members, partners, equity holders, officers or directors or any Affiliate or immediate family member of any of the foregoing, other than pursuant to an Incentive Plan (“Interested Transactions”); and
          (iii) voluntary liquidation, dissolution or winding up of the Corporation or any subsidiary of the Corporation (including the appointment of a liquidator with respect thereto), or any assignment for the benefit of creditors by the Corporation or any subsidiary of the Corporation (other than when incident to an Initial Public Offering, in which case Section 10(a)(i) shall apply).
11. Voting Trusts; No Conflicting Agreements. Prior to the closing of the Initial Public Offering, Stockholders are prohibited from entering into (a) voting trust agreements with respect to their shares of Capital Stock (other than any such agreements expressly set forth in this Agreement, as it may be amended from time to time) or (b) any other agreements or arrangements of any kind with any Person with respect to any shares of Capital Stock or any other securities of the Corporation on terms inconsistent with the provisions of this Agreement (whether or not such agreements are with other Stockholders or with Persons that are not party to this Agreement).
12. Use of Name and Trade Marks; Confidentiality.
     (a) Use of Name and Trade Marks.
          (i) Each Stockholder (the “Using Stockholder”) shall not, without the prior written consent of the other Stockholder in question for each instance (which consent may be given or withheld in such Stockholder’s sole discretion), (A) use in advertising, publicity or otherwise the name of such other Stockholder or its Affiliates or employees, or any trade name, trademark, trade device, logo service mark, symbol or abbreviation, contraction or simulation thereof (a “Proprietary Identifier”) owned or used by such other Stockholder or its Affiliates, or (B) represent, directly or indirectly, that any product or any service provided by the Using Stockholder has been approved, endorsed, recommended or provided by, or in association with, such other Stockholder or its Affiliates.
          (ii) Each Stockholder shall not, without the prior written consent of the Corporation, (A) use in advertising, publicity or otherwise the name of the Corporation or any of its subsidiaries or employees, or any Proprietary Identifier owned or used by the Corporation or any of its subsidiaries, or (B) represent, directly or indirectly, that any product or any service provided by such Stockholder has been approved, endorsed, recommended or provided by, or in association with, the Corporation or any of its subsidiaries.
          (iii) The Corporation shall not, without the prior written consent of the Stockholder in question for each instance (which consent may be given or withheld in such

Stockholder’s sole discretion), (A) use in advertising, publicity or otherwise the name of any Stockholder or its Affiliates (other than the Corporation) or employees, or any Proprietary Identifier owned or used by a Stockholder or its Affiliates (other than the Corporation), or (B) represent, directly or indirectly, that any product or any service provided by the Corporation has been approved, endorsed, recommended or provided by, or in association with, any Stockholder or its Affiliates (other than the Corporation).
          (iv) The provisions of this Section 12(a) are qualified to the extent the use of such name or Proprietary Identifier is required by law, in which event the provisions of Section 10(b) shall apply. In addition, the provisions of this Section 12(a) shall not prevent a Stockholder from issuing reports with respect to the Corporation to its direct and indirect investors, including the identities of the other Stockholders.
     (b) Confidentiality.
          (i) Each Stockholder shall not, without the Corporation’s prior written consent, disclose to any Person other than an Exempt Person of such Stockholder (A) during the period starting from the date on which such Stockholder became a stockholder of the Corporation though and ending on the date that is the two (2) year anniversary of the date on which such Stockholder shall have ceased to be a stockholder of the Corporation (but subject to the parenthetical in this clause (A)), any confidential or proprietary financial information of the Corporation or any subsidiary of the Corporation or any written material received from the Corporation or any subsidiary, including any business plans, pricing information, customer information or regulatory information of the Corporation or any of its subsidiaries (collectively, “Confidential Information”) other than Confidential Information that constitutes Trade Secrets (provided, that if such Stockholder obtains any Confidential Information that relates to a third party and that is subject to a confidentiality, non-disclosure or similar agreement between the Corporation or any of its subsidiaries and such third party (or affiliate thereof), and such agreement provides that the duration of the applicable confidentiality or non-disclosure obligation is longer than that which is otherwise set forth above in this clause (A), then in such case such longer duration shall be the applicable period for purposes of this clause (A)), and (B) at any time, any Confidential Information that constitutes Trades Secrets; provided, however, that, notwithstanding anything to the contrary in the foregoing, Confidential Information shall not include, with respect to any Person, any information that: (a) is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by such Person or any of its Affiliates or any of their respective directors, officers, employees, advisors or other representatives (collectively, “Representatives”) in breach of this Section 12(b); (b) is disclosed by another Person not known by the recipient to be under a confidentiality agreement or obligation to the Corporation or any of its subsidiaries not to disclose such information; or (c) is independently developed by such Person or any of its Affiliates or any of their respective Representatives without derivation from, reference to or reliance upon any Confidential Information; provided, further, that, notwithstanding anything to the contrary in this Agreement, any Stockholder may disclose any Confidential Information to the extent required by any applicable law, statute, rule or regulation, or order or subpoena issued by any court or other governmental entity or any SRO or as otherwise requested by any governmental entity or SRO, except that such Stockholder must (if legally permissible) provide the other Stockholders with reasonable notice of such disclosure, and each Stockholder may report to its members, limited partners, stockholders or other direct or indirect owners and to its lenders (or its potential owners or lenders) regarding the general status of its investment in the Corporation (without disclosing specific Confidential Information); and provided, further, that notwithstanding anything to the contrary in this Agreement, any Stockholder may disclose Confidential Information to a potential transferee of such Stockholder’s shares of Capital Stock utilized solely for purposes of evaluating a possible acquisition of shares of Capital Stock, provided that such potential transferee executes a confidentiality agreement in form and substance reasonably satisfactory to the Corporation. Each Stockholder agrees to receive and use Confidential Information only for purposes relevant to or in furtherance of this Agreement and the business and operations of the Corporation, and each Stockholder acknowledges that any other use or disclosure of Confidential Information is strictly prohibited. Each Stockholder shall be responsible for any breach of this Section 12(b) by any of its Representatives and agrees to use commercially reasonable efforts to cause its Representatives to treat all Confidential Information in the same manner as such Stockholder would generally treat its own confidential, non-public information.
          (ii) Each of the Stockholders acknowledges and agrees that other Stockholders may own or operate businesses or have ownership or other interests in businesses (including having representatives of such other Stockholders who serve as directors, managers or officers of entities engaging in such businesses) that compete with, or that otherwise are associated with or complementary to, the business or operations of the Corporation or a subsidiary of the Corporation (such competing, associated, and complementary businesses, the “Associated Businesses”) and that Confidential Information may be disclosed to Exempt Persons who are involved with such Associated Businesses. Nothing in this Agreement shall preclude (A) any such Exempt Person from continuing to be involved with any Associated Business or (B) any such Stockholder or such Exempt Person from operating in the best interests of and satisfying their obligations to such Associated Business, provided that neither such Stockholder nor Exempt Person discloses any Confidential Information in violation of this Section 10(b) or uses Confidential Information in its activities on behalf of the Associated Business. For purposes of this Section 12, “Exempt Person” means, with respect to any Person, any Affiliate of such Person or any Representative of the Corporation, such Person or such Person’s Affiliate, in each case, who (A) has a reasonable need to know the contents of the Confidential Information, (B) is informed of the confidential nature of the Confidential Information and (C) agrees to keep such information confidential in accordance with the terms of this Agreement.
13.	Interested Transactions and Other Activities.
     (a) Except as provided in Section 13(b), all Interested Transactions shall in all cases be subject to Section 10(c)(ii) and shall be obtained or conducted only on an arm’s length basis with terms that are not materially less favorable to the Corporation or any of its subsidiaries than those that the Corporation or any of its subsidiaries might otherwise be able to obtain from an unrelated Person.
     (b) Interested Transactions. Traxys will have a right of first refusal (the “Traxys Right of First Refusal”) to match the terms of any proposed third party marketing agreement with the Corporation or any subsidiary of the Corporation (other than third party marketing arrangements with Sumikin Molycorp, Inc., Sumitomo Metal Industries, Ltd. or any of their respective subsidiaries), which shall remain in effect until the earlier of (i) September 30, 2018, (ii) the date upon which Traxys is no longer a Stockholder and (iii) the Initial Public Offering, at which time the Traxys Right of First Refusal shall terminate. The approval of the Stockholders will not be required for the Corporation or any subsidiary of the Corporation to enter into a marketing agreement with Traxys pursuant to the Traxys Right of First Refusal and the procedures set forth in this Section 13(b). For the duration of the period of the Traxys Right of First Refusal, such right shall be effected as follows:
          (i) If the Corporation or any subsidiary of the Corporation has entered into negotiations and proposes to enter into a third party marketing agreement (other than agreements with Sumikin Molycorp, Inc., Sumitomo Metal Industries, Ltd. or any of their respective subsidiaries), the Corporation shall first deliver written notice of its desire to do so (the “Marketing Agreement Notice”) to Traxys, which notice shall specify (A) the Corporation’s or such subsidiary’s bona fide intention to enter such marketing agreement, (B) the identity of such third party and (C) the material terms and conditions of the proposed marketing agreement, including, if it is in existence, the latest draft of such marketing agreement (the “Third Party MA”).
          (ii) Traxys shall then have the option to enter into a marketing agreement with the Corporation or such subsidiary in lieu of the Third Party MA on the material terms and conditions set forth in the Marketing Agreement Notice or on terms and conditions more favorable to the Corporation or such subsidiary. Traxys must exercise such option if it so desires, no later than ten (10) calendar days after the Marketing Agreement Notice has been delivered to Traxys (the “Traxys Option Period”), by written notice to the Corporation. If Traxys so exercises such option, the Corporation or such subsidiary and Traxys will then prepare and execute a marketing agreement on the terms and conditions set forth in the Third Party MA as soon as reasonably practicable thereafter. If Traxys fails to provide such written notice to the Corporation prior to the expiration of the Traxys Option Period or elects not to exercise its option, then the Corporation or such subsidiary shall be free for a period of ninety (90) calendar days to enter into a marketing agreement with a third party on terms and conditions that are, in the aggregate, not more favorable to such third party than those set forth in the Marketing Agreement Notice. If the Corporation or such subsidiary shall not have entered into such Third Party MA within such period, then the Corporation or such subsidiary shall again be subject to the procedures set forth in this Section 13(b).
     (c) Other Activities of the Stockholders. Each of the Stockholders and any Person employed by, related to or in any way affiliated with any Stockholder (the “Permitted Persons”) may have other business interests and may engage in any business or trade, profession, employment or activity whatsoever (regardless of whether any such activity competes, directly or indirectly, with the business or activities of the Corporation or any subsidiary of the Corporation), for its own account, or in partnership or participation with, or as an employee, officer, director, stockholder, member, manager, trustee, general or limited partner, agent or representative of, any other Person, and no Permitted Person shall be required to devote its entire time (business or otherwise), or any particular portion of its time (business or otherwise) to the business of the Corporation or any subsidiary of the Corporation. Without limiting the generality of the foregoing, each Permitted Person (i) may engage in the same or similar activities or lines of business as the Corporation or any subsidiary of the Corporation or develop or market any products or services that compete, directly or indirectly, with those of the Corporation or any subsidiary of the Corporation, (ii) may invest or own any interest in, or develop a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation or any subsidiary of the Corporation and (iii) may do business with any client or customer of the Corporation or any subsidiary of the Corporation. Neither the Corporation nor any Stockholder nor any Director, nor any Affiliate of any of the foregoing, by virtue of this Agreement, shall have any rights in and to any such independent venture or the income or profits derived therefrom, regardless of whether or not such venture was initially presented to a Permitted Person as a direct or indirect result of its relationship with the Corporation. No Permitted Person shall have any obligation hereunder to present any business opportunity to the Corporation of which such Permitted Person becomes aware, even if the opportunity is one that the Corporation or any subsidiary of the Corporation might reasonably have pursued or had the ability or desire to pursue, in each case, if granted the opportunity to do so, and no Permitted Person shall be liable to the Corporation or any Stockholder (or any Affiliate thereof) for breach of any fiduciary or other duty relating to the Corporation (whether imposed by applicable law or otherwise), by reason of the fact that the Permitted Person pursues or acquires such business opportunity of which it becomes aware, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or any subsidiary of the Corporation. Notwithstanding anything in this Section 13(c), (i) the provisions of Section 12(b) shall prohibit the use of Confidential Information in all such activities and (ii) a Permitted Person shall not take for itself a business opportunity of which such Permitted Person becomes aware solely because such business opportunity was presented by the Corporation or any subsidiary of the Corporation to such Permitted Person in such Permitted Person’s capacity as a member of the Board or as a Stockholder (whether via a formal meeting of the Board or Stockholders or materials and/or information otherwise provided to members of the Board or Stockholders) unless and until such time as the Corporation decides, by vote of the Board or the Stockholders, not to take such opportunity.
14. Representations and Warranties. Each Stockholder represents and warrants to the Corporation and the other Stockholders that:
     (a) all transactions contemplated by this Agreement to be performed by such Stockholder have been duly authorized by all necessary action on the part of such Stockholder and do not require the consent or approval of any third party;
     (b) such Stockholder has all necessary power to enter into and consummate the transactions contemplated by this Agreement;
     (c) such Stockholder is acquiring its shares of Capital Stock for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and applicable state securities and “blue sky” laws;
     (d) such Stockholder understands that (i) the shares of Capital Stock (A) have not been either registered under the Securities Act or any state securities or “blue sky” laws, (B) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) and/or Regulation D thereunder, (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities or “blue sky” laws which relate to private offerings and (D) are subject to restrictions on transferability and resale as set forth in this Agreement and (ii) such

Stockholder must therefore bear the economic risk of investment in the shares of Capital Stock indefinitely unless a subsequent disposition thereof is able to be made in accordance with the restrictions set forth in this Agreement and is either registered under the Securities Act and applicable state securities or “blue sky” laws or is exempt therefrom;
     (e) such Stockholder has been furnished by the Corporation with all information (or has been provided access to all information) regarding the business and financial condition of the Corporation, its expected plans for future business activities, the attributes of the shares of Capital Stock and the merits and risks of an investment in the shares of Capital Stock which such Stockholder has requested or otherwise needs to evaluate the investment in the shares of Capital Stock; and
     (f) such Stockholder is an “accredited investor” within the meaning of Regulation D of the Securities Act.
15. Legends. Each certificate or other documents representing shares of Capital Stock shall bear the following restrictive legend, in addition to any legend restrictions required under applicable state securities laws, until such time as the Capital Stock represented thereby is no longer subject to the provisions hereof or such legend is no longer applicable (as determined by the Corporation in its sole discretion):
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.
THE TRANSFER, SALE, ASSIGNMENT, ENCUMBRANCE, PLEDGE, HYPOTHECATION OR DISPOSITION IN ANY MANNER, WHETHER DIRECT OR INDIRECT, VOLUNTARY OR INVOLUNTARY, BY OPERATION OF LAW OR OTHERWISE, OF THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE RESTRICTED AS DESCRIBED IN THE STOCKHOLDERS AGREEMENT, DATED AS OF APRIL 15, 2010, AMONG MOLYCORP, INC. AND CERTAIN HOLDERS OF ITS CAPITAL STOCK (AS THE SAME MAY BE AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME).”
16. Books, Records and Accounting.
     (a) Inspection Rights.
          (i) Each of RCF and Pegasus, for so long as it (together with its Specified Transferees) maintains an Applicable Ownership Percentage of at least five percent (5%), shall have, and Traxys, for so long as Traxys and MP (together with their Specified Transferees) maintain an aggregate Applicable Ownership Percentage of at least five percent (5%), shall have, access to and the right, at such Initial Stockholder’s sole cost and expense, to inspect and copy the Corporation’s books and records and to inspect the Corporation’s facilities during normal business hours.
          (ii) The inspecting Initial Stockholder shall be responsible for any out-of-pocket costs or expenses incurred by the Corporation in making such books and records or facilities available for inspection pursuant to this Section 16(a).
          (iii) The inspection of such facilities by an Initial Stockholder and its Representatives shall be at such Initial Stockholder’s sole risk. Each Initial Stockholder waives and releases all claims against the Corporation, its subsidiaries and their respective Representatives, for injury to or death of any persons or damage to property arising in any way from the exercise of rights granted to such Initial Stockholder by this Section 16(a) other than any injury, death or damage caused by or arising out of the Corporation’s or any of its subsidiaries’ or employees’ gross negligence or willful misconduct. Each Initial Stockholder shall release, defend, indemnify and hold harmless the Corporation and its subsidiaries, and their respective Representatives, from and against any and all losses, costs, damages, injuries, liabilities and claims arising out of any injury to or death of persons or damage to property occurring in, on or about the Corporation’s facilities as a result of such Initial Stockholder’s exercise of the rights granted hereunder. This indemnity shall not apply to the extent that it is void or otherwise unenforceable under applicable law and shall not apply where such loss, cost, damage, injury, liability or claim is the result of the gross negligence or willful misconduct of the Corporation or any of its subsidiaries or employees. Such Initial Stockholder shall not permit its activities permitted by this Section 16(a) to unreasonably interfere with the business and operations of the Corporation’s facilities and business. Such activities shall also be conducted in compliance with applicable laws and the Corporation’s safety regulations.
     (b) Corporation Budget and Business Plan.
          (i) At least sixty (60) calendar days before the beginning of any Fiscal Year, the Board shall prepare and approve, and shall have any Corporation subsidiary prepare and approve, and the Stockholders shall approve by Simple-Majority Action, an annual budget setting forth all anticipated revenues and expenses, both operating and capital, of the Corporation and such subsidiary during the course of that upcoming Fiscal Year (each, an “Annual Budget”). If the Board and Stockholders do not so prepare and approve such annual budgets, the applicable Annual Budget from the prior Fiscal Year shall remain in effect until such new Annual Budget is so prepared and approved.
          (ii) At least sixty (60) calendar days before the beginning of any Fiscal Year, the Board shall prepare and approve, and the Stockholders shall approve by Simple-Majority Action, a business plan for the Corporation and its subsidiaries covering the subsequent three (3) Fiscal Years (the “Business Plan”). If the Board and Stockholders do not so prepare and approve such a business plan, the Business Plan that was last so approved shall remain in effect until such new Business Plan is so prepared and approved.
     (c) Financial Statements; Reports to Stockholders. In connection with the financial statements to be delivered pursuant to this Section 16(c), the Corporation shall engage nationally recognized, independent certified public accountants and have annual audits made by such independent public accountants. The Corporation shall deliver to each of RCF and Pegasus, for so long as it (together with its Specified Transferees) maintains an Applicable Ownership Percentage of at least five percent (5%) or holds at least seventy-five percent (75%) of the shares of Capital Stock held by such Initial Stockholder as of the date of this Agreement (as adjusted for any stock splits, stock dividends, recapitalizations or the like), and to Traxys, for so long as Traxys and MP (together with their Specified Transferees) maintain an aggregate Applicable Ownership Percentage of at least five (5%) or hold at least seventy-five percent (75%) of the shares of Capital Stock held by Traxys and MP as of the date of this Agreement (as adjusted for any stock splits, stock dividends, recapitalizations or the like), the following:
          (i) within thirty (30) calendar days after the close of each month (other than the last month of the Fiscal Year), an unaudited consolidated balance sheet of the Corporation as of the end of such month, together with the related statements of operations and cash flow for such month and for the current Fiscal Year to the end of such month;
          (ii) within thirty (30) calendar days after the close of each fiscal quarter (other than the fourth quarter), a management report for such quarter in such form and with such substance as determined by the Board;
          (iii) within ninety (90) calendar days after the end of each Fiscal Year, an audited consolidated balance sheet of the Corporation as of the end of such Fiscal Year, together with related statements of operations and cash flow for such Fiscal Year;
          (iv) the Corporation’s Annual Budget promptly, and in any event within ten (10) calendar days, after such Annual Budget is approved pursuant to Section 16(b);
          (v) the Corporation’s Business Plan promptly, and in any event within ten (10) calendar days, after such Business Plan is approved pursuant to Section 16(b);
          (vi) within one hundred twenty (120) calendar days after the end of each Fiscal Year, an annual reserve report and an annual marketing report, each in such form and with such substance as determined by the Board;
          (vii) all reports provided to any banks or lending institutions under any agreement with respect to indebtedness;
          (viii) within thirty (30) calendar days after the close of each month, monthly environmental and safety reports;
          (ix) prompt reports of the initiation or settlement of, or material developments in, any litigation, arbitration or regulatory action involving the Corporation or any subsidiary of the Corporation;
          (x) prompt reports of any notices alleging that the Corporation or any of its subsidiaries has violated any material permit, certification, license, approval, consent, or other authorization of any governmental entity issued under or with respect to applicable laws and required, used or held by the Corporation or any subsidiary of the Corporation for the ownership, operation or use of the Mountain Pass Facility; and

          (xi) with reasonable promptness, such other information and data as an Initial Stockholder may from time to time reasonably request.
     (d) Record of Stockholders. The Board shall be responsible for maintaining, at the Corporation’s principal place of business, an up-to-date list of all Stockholders (“Stockholders List”), which shall reflect the name of each Stockholder and the number of shares of Capital Stock, the Percentage Interest and Applicable Ownership Percentage held by that Stockholder. The Board shall be required to update the Stockholders List from time to time so as to accurately reflect the information contained thereon upon (i) the withdrawal of a Stockholder, (ii) the admission of a new Stockholder or (iii) any change in the number of shares of Capital Stock owned by a Stockholder.
17. Miscellaneous.
     (a) Indemnification and Insurance. Provisions regarding the indemnification of the Directors, officers and the Stockholders and directors’ and officers’ insurance are set forth in Exhibit C hereto.
     (b) Entire Agreement; Integration; Amendments. This Agreement contains the sole and entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter and any existing confidentiality, non-disclosure or similar agreement, if any, among the Stockholders and/or any of their Affiliates with respect to the Corporation. Subject to the proviso hereafter, this Agreement may be amended by the Corporation with the approval by the Stockholders by Super-Majority Action; provided, however, that, notwithstanding anything in this Agreement to the contrary, (i) the Corporation may amend Schedule 1 from time to time so as to accurately reflect the information contained thereon upon (A) any addition or deletion of a Stockholder and (B) any change in the address of a Stockholder as the Corporation is notified by such Stockholder; (ii) any change to the Agreement that materially and adversely affects the material rights of a Stockholder disproportionately to the other Stockholders shall also require the consent of such disproportionately affected Stockholder, which consent may be withheld or conditioned in such Stockholder’s sole discretion; (iii) any change to any voting, consent or approval threshold or requirement specified in this Agreement shall require the written consent of Stockholders or Directors, as the case may be, constituting at least such voting, consent or approval threshold or otherwise satisfying such requirement; and (iv) any change to Section 9 shall require the prior written consent of each Initial Stockholder for so long as such Initial Stockholder (together with its Specified Transferees) holds an Applicable Ownership Percentage that enables it to designate a Director pursuant to Section 9. Each of the Stockholders further acknowledges and agrees that, in entering into this Agreement, such Stockholder has not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement or in the exhibits hereto.
     (c) Binding Agreement. The covenants and agreements herein contained shall inure to the benefit of and be binding upon the parties hereto and their respective representatives, successors in interest and permitted assigns.

     (d) Notices. Unless otherwise provided in this Agreement, any and all notices contemplated by this Agreement shall be deemed adequately given if in writing and delivered (i) in hand, (ii) by email to the address of each Stockholder as set forth on Schedule 1 or in any Joinder Agreement (with receipt confirmed), if at or prior to 5:00 pm local time of the recipient on a Business Day or, if not, on the next succeeding Business Day, (iii) upon receipt when sent by facsimile, if at or prior to 5:00 pm local time of the recipient on a Business Day or, if not, on the next succeeding Business Day, confirmed by one of the other methods for providing notice set forth herein, (iv) one (1) Business Day after being sent, postage prepaid, by nationally recognized overnight courier (e.g., Federal Express), or (v) five (5) Business Days after being sent by certified or registered mail, return receipt requested, postage prepaid, to the party or parties for whom such notices are intended. All such notices to Stockholders shall be addressed, with respect to each Stockholder, to its address set forth on Schedule 1 (which address such Stockholder may amend by providing notice to the Corporation and each other Stockholder in accordance with the terms of this Section 17(d); all such notices to the Corporation shall be addressed to the Corporation at the address of its principal office at 5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, Colorado 80111 or at such other address as the Corporation may have designated by notice given in accordance with the terms of this Section 17(d).
     (e) Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.
     (f) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without regard to its conflict of laws rules.
     (g) Arbitration.
          (i) Any dispute arising out of or related to this Agreement that cannot be resolved by the good faith efforts of the parties to such dispute shall be solely and finally settled by a board of arbitrators consisting of three arbitrators, as set forth below. The arbitration proceedings shall be held in New York, New York under the auspices of the American Arbitration Association (the “AAA”) and, except as otherwise may be provided herein, the arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the AAA (the “AAA Rules”). Without limiting the foregoing and notwithstanding this Section 17(b), the arbitration provisions set forth herein, and any arbitration conducted thereunder, shall be governed exclusively by the Federal Arbitration Act, Title 9, United States Code, to the exclusion of any state or municipal law of arbitration.
          (ii) Prior to submitting any dispute to arbitration, the parties to the dispute will meet and will use good faith efforts to resolve the dispute by mutual agreement. If after such good faith efforts, any party determines to submit a dispute for arbitration, such party shall furnish the other parties to the dispute with a dated, written statement (the “Arbitration Notice”) indicating (A) such party’s intent to commence arbitration proceedings, (B) the nature, with reasonable detail, of the dispute and (C) the remedy or remedies such party will seek.
          (iii) Within 20 days of the date of the Arbitration Notice, the parties commencing the arbitration (collectively, the “Petitioner”) and the Corporation or the

Stockholders with whom the Petitioner has its dispute (collectively, the “Respondent”) shall each select (and provide written notice thereof to the other) a qualifying arbitrator. A “qualifying” arbitrator is a Person who is not (A) an Affiliate of either the Petitioner or Respondent or (B) counsel to any such Person at such time, or (C) an individual who is, or has been, an employee or director of such Person, or with whom such Person has or has previously had a contractual relationship. If either the Petitioner or Respondent fails to select a qualifying arbitrator or provide such notice within the twenty (20) day period, the AAA shall have the right to make such selection. Such qualifying arbitrators are referred to, respectively, as the “First Arbitrator” and the “Second Arbitrator.” Within ten (10) days following their selection, the First and Second Arbitrator shall select (and provide written notice to the Petitioner and Respondent of such selection) a third from a list of members of the AAA’ s National Panel of Commercial Arbitrators (the “Third Arbitrator”). The Third Arbitrator must be “neutral”, meaning that such Person would not be subject to disqualification under Rule No. 17 of the AAA Rules (or any successor to such Rule).
          (iv) The fees of the First and Second Arbitrators shall be borne by the Petitioner and Respondent, respectively. All other expenses of the arbitration shall be shared equally by the Petitioner and Respondent in accordance with the AAA Rules.
          (v) To the extent permissible under applicable law, the Corporation and the Stockholders agree that the award of the Arbitrators shall be final and shall not be subject to judicial review. Judgment on the arbitration award may be entered and enforced in any court having jurisdiction over the Corporation, the applicable Stockholders or their assets. Nothing contained herein shall prevent the Corporation or a Stockholder from seeking preliminary injunctive relief in a court of competent jurisdiction.
     (h) Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.
     (i) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. In the case of any such invalidity or unenforceability, the parties hereto agree to use all commercially reasonable efforts to achieve the purpose of such provision by a new legally valid and enforceable stipulation.
     (j) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     (k) Termination; Survival.
          (i) This Agreement shall terminate only upon (A) the written agreement of the Corporation and each party hereto or (B) the consummation of the Initial Public Offering.
          (ii) Notwithstanding anything to the contrary in the foregoing clause (i), the provisions of Section 12(a), Section 12(b) and this Section 17 shall survive the termination of this Agreement for any reason, and the provisions of Exhibit C shall survive the termination of this Agreement for any reason in connection with any claims, liabilities, damages, losses, costs and expenses that arose prior to such termination. All other rights and obligations of the Stockholders shall cease upon the termination of this Agreement.
     (l) Publicity. Neither any Stockholder nor the Corporation shall issue any public announcements or make any published statements regarding this Agreement, or the subject matter thereof, without the prior written consent of the Board; provided, however, that if such public announcement or statement identifies any Stockholder by name, such Stockholder’s prior written consent shall be required. If the Corporation, any Affiliate of the Corporation, any Stockholder or any Affiliate of a Stockholder is required by applicable law to make a public announcement regarding this Agreement or the results of the Corporation’s operations or to file this Agreement or any description thereof with any governmental authority or SRO, such entity shall (i) take all commercially reasonable efforts to obtain confidential treatment for this Agreement and the identities of the Stockholders, (ii) notify the other parties hereto as soon as practicable in advance of any such filing and (iii) give the other parties hereto a reasonable opportunity to review and comment on such filing in advance; provided, however, that no such filing shall be deemed to violate Section 12(a), Section 12(b) or this Section 17(l).
     (m) Further Assurance. Each party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of the Board, may be necessary or reasonably advisable to carry out the intent and purpose of this Agreement.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be duly executed as of the date first set forth above.

MOLYCORP, INC.
By:	/s/ Mark A. Smith
	Name:	Mark A. Smith
	Title:	Chief Executive Officer and President

RESOURCE CAPITAL FUND IV L.P.
By:	Resource Capital Associates IV L.P.
General Partner

By:	RCA IV GP L.L.C., General Partner

By:	/s/ Brian T. Dolan
	Name:	Brian T. Dolan
	Title:	Partner

RESOURCE CAPITAL FUND V L.P.
By:	Resource Capital Associates V L.P.
General Partner

By:	RCA V GP Ltd., General Partner

By:	/s/ Brian T. Dolan
	Name:	Brian T. Dolan
	Title:	Partner

[Signature Page to Stockholders Agreement]

PP IV MOUNTAIN PASS II, LLC
By:	Pegasus Investors IV, L.P.
Managing Member

By:	/s/ Alec Machiels
	Name:	Alec Machiels
	Title:	Authorized Person

PP IV MP AIV 1, LLC
By:	Pegasus Investors IV, L.P.
Managing Member

By:	/s/ Alec Machiels
	Name:	Alec Machiels
	Title:	Authorized Person

PP IV MP AIV 2, LLC
By:	Pegasus Investors IV, L.P.
Managing Member

By:	/s/ Alec Machiels
	Name:	Alec Machiels
	Title:	Authorized Person

PP IV MP AIV 3, LLC
By:	Pegasus Investors IV, L.P.
Managing Member

By:	/s/ Alec Machiels
	Name:	Alec Machiels
	Title:	Authorized Person

KMSMITH LLC
By:	/s/ Mark A. Smith
	Name:	Mark A. Smith
	Title:	Managing Director

[Signature Page to Stockholders Agreement]

TNA MOLY GROUP LLC
By:	/s/ Mark S. Kristoff
	Name:	Mark S. Kristoff
	Title:	Managing Member

MP RARE COMPANY LLC
By:	/s/ Mark S. Kristoff
	Name:	Mark S. Kristoff
	Title:	Managing Member

[Signature Page to Stockholders Agreement]

SCHEDULE 1
Stockholders

Name of Stockholder	Address of Stockholder
RCF	1400 Sixteenth Street, Suite 200
Denver, Colorado 80202
Facsimile: (720) 946-1450
Email: rrb@rcflp.com
Attn: Ross Bhappu

With a copy, which shall not constitute notice, to:

Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Facsimile: (303) 893-1379
Email: joel.benson@dgslaw.com
Attn: Joel O. Benson, Esq.

Pegasus	c/o Pegasus Capital Advisors
505 Park Avenue
New York, New York 10012
Facsimile: (212) 355-2303
Email: amachiels@pcalp.com
Attn: Alec Machiels

With a copy, which shall not constitute notice, to:

Kirkland & Ellis LLP
153 East 53rd Street
New York, New York 10022
Facsimile: (212) 446-6460
Email: mbrosse@kirkland.com
Attn: Michael A. Brosse, Esq.

Name of Stockholder	Address of Stockholder
TNA Moly Group LLC	825 Third Avenue, 34th Floor
New York, New York 10022
Facsimile: (212) 918-8076
Email: mark.kristoff@traxys.com
Attn: Mark Kristoff

With a copy, which shall not constitute notice, to:

Traxys North America LLC
New York, New York 10022
Facsimile: (212) 918-8076
Email: jonathan.director@traxys.com
Attn: Jonathan Director, Esq.

MP Rare Company LLC	825 Third Avenue, 34th Floor
New York, New York 10022
Facsimile: (212) 918-8076
Email: mark.kristoff@traxys.com
Attn: Mark Kristoff

With a copy, which shall not constitute notice, to:

MP Rare Company LLC
New York, New York 10022
Facsimile: (212) 918-8076
Email: jonathan.director@traxys.com
Attn: Jonathan Director, Esq.

KMSMITH LLC	c/o Mr. Mark A. Smith
418 E. Fairchild Drive
Highlands Ranch, Colorado 80126

EXHIBIT A
FORM OF JOINDER AGREEMENT
     This JOINDER AGREEMENT to Stockholders Agreement (this “Joinder Agreement”) is made and entered into as of ___, by and among Molycorp, Inc., a Delaware corporation (the “Corporation”), the Stockholders listed on Schedule 1 to the Stockholders Agreement and the undersigned (the “Joining Stockholder(s)”), and relates to that certain Stockholders Agreement dated as of ___(as amended from time to time, the “Stockholders Agreement”), by and among the Corporation and the parties set forth on Schedule 1 to the Stockholders Agreement (each, individually, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Stockholders Agreement.
     WHEREAS, the Joining Stockholder(s) [is][are] acquiring shares of capital stock of the Corporation, and
     WHEREAS, the Joining Stockholder(s) [has][have] agreed to become a party to the Stockholders Agreement on the terms set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Agreement to be Bound. [Each][The] Joining Stockholder agrees that, upon the execution of this Joinder Agreement, such Joining Stockholder shall become a party to the Stockholders Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement and such Joining Stockholder(s) shall be deemed a “Stockholder” thereunder for all purposes.
2. Notices. The address and facsimile number to which notices delivered pursuant to the Stockholders Agreement may be sent to the Joining Stockholder(s) is as follows:

3. Binding Effect. This Joinder Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the Corporation, the Stockholders and the Joining Stockholder(s) and their respective heirs, personal representatives, successors and assigns.
4. Severability. If any provision of this Joinder Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court or other judicial or administrative body of competent jurisdiction, the remainder of this Joinder Agreement will remain in full force and effect.

5. Headings and Counterparts. The headings in this Joinder Agreement are for convenience of reference only and do not constitute a part of this Joinder Agreement, nor will they affect the meaning, construction or effect of this Joinder Agreement. This Joinder Agreement may be executed in two or more counterparts and by the parties in separate counterparts, each of which when so executed will be deemed to be an original, and all of which taken together will constitute one and the same instrument. Faxed signatures will be valid as originals.
6. Governing Law. The validity, performance, construction and effect of this Agreement will be governed by and construed in accordance with the internal law of the State of Delaware, without giving effect to principles of conflicts of law and all parties, including their successors and assigns, consent to the jurisdiction of the state and federal courts of the State of Delaware.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed as of the date first set forth above.

MOLYCORP, INC.
By:
Name:
Title:

JOINING STOCKHOLDER
By:
Name:
Title:

[Signature Page to Joinder Agreement]

EXHIBIT B

RCF Director	Ross R. Bhappu

RCF Director	Brian T. Dolan

Pegasus Director	Alec Machiels

Traxys Director	Mark Kristoff

EXHIBIT C
Indemnification and Insurance
1. Definitions. Capitalized terms used but not otherwise defined in this Exhibit C shall have the meanings assigned to them in the Stockholders Agreement (the “Agreement”).
2. Rights to Indemnification.
     (a) To the full extent permitted by law, the Corporation shall indemnify and hold harmless its Directors, officers, Stockholders, the Affiliates of its Stockholders and the Representatives of each of the foregoing (collectively, the “Indemnitees”) from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnitee and arise out of or in connection with the business of the Corporation or the performance by such Indemnitee of any of his or its responsibilities under Agreement, other than with respect to any actions or claims brought by or in the right of the Corporation or any of its subsidiaries. The rights created by this Exhibit C (but only with respect to actions, events and circumstances occurring during an Indemnitee’ s tenure as a Director or Stockholder or the tenure of the Director or Stockholder of which the Indemnitee is an Affiliate or Representative) shall continue as to an Indemnitee who (or the Director or Stockholder of which the Indemnitee is an Affiliate or Representative) has ceased to be a Director or Stockholder and shall inure to the benefit of such Indemnitee’ s heirs, executors, administrators, legal representatives, successors and assigns.
     (b) Without limiting any other provisions of the Agreement or this Exhibit C, the Corporation shall pay or reimburse, and indemnify and hold harmless each Indemnitee against, expenses reasonably incurred by such Person in connection with his appearances as a witness or other participation in a Proceeding involving or affecting the Corporation at a time when the Indemnitee is not a named defendant or respondent in the Proceeding. For the purposes of this Exhibit C, a “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.
     (c) Notwithstanding any other provision of the Agreement or this Exhibit C, any indemnification hereunder shall be provided out of and to the extent of Corporation assets only, and no Stockholder shall have personal liability on account thereof.
     (d) Notwithstanding any other provision of the Agreement or this Exhibit C, no indemnification shall be provided hereunder with respect to any actions or omissions of any Indemnitee that constitute criminal activity, willful misconduct, gross negligence, fraud, or a knowing violation or breach of the Agreement or this Exhibit C.

     (e) The indemnification provided in this Exhibit C is solely for the benefit of Indemnitees and shall not give rise to any right to indemnification in favor of any other persons.
3. Advance Payment of Expenses. Expenses incurred by an Indemnitee in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Corporation from time to time upon request prior to the final disposition thereof (an “Advancement of Expense”) upon receipt of a written agreement by the Indemnitee to repay such amount to the extent that it shall be determined ultimately that such Indemnitee is not entitled to be indemnified hereunder and the receipt by the Corporation of adequate security as determined by the Board.
4. Procedure for Indemnification.
     (a) Each Indemnitee shall give the Board notice in writing, as soon as practicable, of any matter or Proceeding for which such Indemnitee expects to or will seek indemnification under this Exhibit C. Such notice shall include a written request for indemnification, and shall be accompanied by any documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee shall direct such notice, request and documentation to the Board at the address of the Corporation’s principal executive offices. Notwithstanding the foregoing, any failure of Indemnitee to provide such notice to the Board shall not relieve the Corporation of any liability that it may have to Indemnitee unless and to the extent such failure materially prejudices the interests of the Corporation.
     (b) With respect to any matter or Proceeding of which the Board is notified under Section 4(a), the Corporation shall be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so, in which case Indemnitee shall provide the Corporation such information and cooperation as the Corporation may reasonably require in connection with such defense and as shall be within Indemnitee’s power to so provide. After delivery of such notice from the Corporation to the Indemnitee of its intention to assume the defense of such matter or Proceeding, Indemnitee’ s approval of Corporation’s counsel, and the retention of such counsel, the Corporation will not be liable to Indemnitee under this Exhibit C for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to such matter or Proceeding, other than as provided below. The Indemnitee shall have the right to employ his or its own counsel in connection with such matter or Proceeding, but the fees and expenses of such counsel incurred after such notice, approval and retention shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Board, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, within the earlier of (A) twenty (20) calendar days and (B) the date upon which the Indemnitee must respond to the claim as to which indemnification is sought, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Exhibit C. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim

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brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. Notwithstanding any of the foregoing, the Corporation shall not be permitted to settle any matter or Proceeding, or any claim, issue or matter therein, on behalf of the Indemnitee, without the prior written consent of Indemnitee, unless (i) the Corporation assumes full and sole responsibility for such settlement and such settlement grants the Indemnitee a complete and unqualified release in respect of any potential or resulting liability or (ii) the Indemnitee is otherwise fully indemnified against all such liability and the Corporation shall not be liable for any amount paid by the Indemnitee in settlement of any Proceeding that is not defended by the Corporation, unless the Corporation has consented to such settlement, which consent shall not be unreasonably withheld.
5.	Right of Indemnitee to Commence Proceeding.
     (a) If, following its receipt of the written notice described in Section 4(a) above, a majority of the Directors on the Board who are not at the time parties to, and who do not have any direct or indirect interest in, the relevant matter or Proceeding, determine that the Indemnitee has not met the applicable standard of conduct for which indemnification may be made as set forth in this Exhibit C or if a claim under Section 2 or Section 3 of this Exhibit C is not otherwise paid in full by the Corporation within thirty (30) days after such written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days. an Indemnitee may at any time thereafter commence a Proceeding against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such Proceeding, or in a Proceeding brought by the Corporation to recover any Advancement of Expenses, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such Proceeding.
     (b) In any Proceeding brought by an Indemnitee to enforce a right to Indemnification hereunder (but not in a Proceeding brought by Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that (and in any Proceeding by the Corporation to recover an Advancement of Expenses, the Corporation shall be entitled to recover such expenses upon a final adjudication that) the Indemnitee has not met the requirements for indemnification hereunder; provided, however, that in any such Proceeding, neither (i) the failure of the Board to have made the determination prior to the commencement of such Proceeding that indemnification of Indemnitee is proper in the circumstances, (ii) an actual determination by the Board that Indemnitee has not met such applicable requirements, nor (iii) termination of any Proceeding by any judgment, order, settlement, or plea therein shall, of itself, create a presumption that Indemnitee has not met such applicable legal requirements or, in the case of such a Proceeding brought by Indemnitee, be a defense to such a Proceeding.
     (c) In any Proceeding brought by Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses, the burden of proving that Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Exhibit C or otherwise shall be on the Corporation.
     (d) Without limiting the foregoing, any action commenced pursuant to this Section 5 shall be conducted in all respects as a de novo adjudication on the merits; provided, however, that if a final unappealable determination shall have been made pursuant to the foregoing

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Sections 5(a), 5(b) and 5(c) that an Indemnitee is entitled to indemnification, the Corporation shall be bound thereby. The Corporation and all Indemnitees shall be precluded from asserting in any action pursuant to this Section 5(d) that the procedures and presumptions of this Exhibit C are not valid, binding and enforceable.
6. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Exhibit C shall not be exclusive of any other right which any Person may have or hereafter acquire under applicable law, under any other agreement, pursuant to any vote of the Board or otherwise; provided, that the Indemnitee shall not be entitled to recover more than once for the same damage. By this Exhibit C, the Corporation intends to indemnify the Indemnitees to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Exhibit C, the Agreement or by statute. In the event of any change, after the date of the Agreement, in any applicable law, statute, or rule which expands the right of the Corporation to indemnify the Indemnitees, such changes shall be, ipso facto, within the purview of the Indemnitees’ rights and the Corporation’s obligations under this Exhibit C. In the event of any change in any applicable law, statute or rule which narrows the right of the Corporation to indemnify the Indemnitees, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Exhibit C shall have no effect on this Exhibit C or the Agreement or the parties’ rights and obligations hereunder.
7. Repeal or Modification. Any repeal or modification of this Exhibit C shall only be prospective and shall not affect the rights under this Exhibit C in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.
8. Insurance. The Corporation shall maintain a directors’ and officers’ insurance policy in the face amount of at least $5,000,000 with responsible carriers, at the Corporation’s expense, and shall be authorized to maintain such additional insurance as the Board may determine necessary or appropriate to insure any amounts indemnifiable hereunder as well as to protect the Indemnitees or any employee or agent of the Corporation or another enterprise against any expense, liability or loss of the kind referred to in this Exhibit C, whether or not the Corporation would have the power to indemnify such Indemnitees against such expense, liability or loss under the applicable law. If, at the time of the receipt by the Board of a notice of a matter or Proceeding for which indemnification is sought pursuant to Section 4 above, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement, or the threat of the commencement, of such matter or Proceeding to the insurers in accordance with the procedures set forth in the respective applicable insurance policies. The Corporation shall thereafter take all necessary action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such matter or Proceeding in accordance with the terms of such policies; provided, that no such payments by such insurers shall relieve the Corporation of any liability or obligation which it may have to the Indemnitee except as and to the extent expressly provided under this Exhibit C.
9. Contribution by the Corporation. The Corporation hereby agrees that, in the event that the indemnification provided for in this Exhibit C is for any reason finally judicially determined to be unavailable (other than any determination that the Indemnitee is not entitled to indemnification pursuant to Section 2(d)), the Corporation shall contribute to the payment of any

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and all expenses, liability and loss (including attorneys’ fees, judgments, fines, or other excise taxes or penalties (including those under the U.S. Employee Retirement Income Security Act of 1974, as amended), and amounts paid in settlement) in such proportion as is appropriate to reflect the relative fault of the Corporation and the Indemnitee with respect to such expenses, liability and loss.
10. Miscellaneous.
     (a) Provisions from the Agreement. For the sake of clarity, Sections 17(e), 17(f), 17(g) and 17(j) of the Agreement shall apply to this Exhibit C as if set forth herein in full.
     (b) No Third Party Beneficiaries. Nothing in this Exhibit C, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever; provided, that the Indemnitees are intended third party beneficiaries of this Exhibit C.

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